                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A2

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 15, 1997


                           UGLY DUCKLING CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                     20841                   86-0721358
     (State or other               (Commission               (IRS Employer
    jurisdiction of incorporation)       File Number)         Identification
                                    Number)

            2525 East Camelback Road, Suite 1150, Phoenix, AZ 85016
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: (602) 852-6600

                                     NONE
         (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A2 amends the Current Report on Form 8-K/A1 filed by Ugly Duckling Corporation ("Company") on March 31, 1997 solely to respond to the comments of the staff of the Securities and Exchange Commission in connection with the Company's Registration Statement on Form S-1 (Registration No. 333-22237).

Item  7.    Financial Statements, Pro Forma Financial Information and Exhibits

     (a)      Financial  Statements  of  Business  Acquired.

     The required financial statements of the business acquired are set forth below.

                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES


                               Table of Contents



                                                          Page
                                                          ----

Independent Auditors' Reports                             F-1
                                                          F-2
Combined Financial Statements:
   Combined Balance Sheets                                F-3
   Combined Statements of Operations                      F-4
   Combined Statements of Stockholder's Equity (Deficit)  F-5
   Combined Statements of Cash Flows                      F-6
   Notes to Combined Financial Statements                 F-7































                                      F16
                         INDEPENDENT AUDITORS' REPORT


The  Board  of  Directors
Seminole  Finance  Corporation:

We have audited the accompanying combined balance sheet of Seminole Finance Corporation and Related Companies (the Company) as of December 31, 1996, and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Seminole Finance Corporation and Related Companies as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the combined financial statements, the Company is involved in a lawsuit that involves a material amount of damages that, if there were an adverse outcome, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 7. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     KPMG  Peat  Marwick  LLP


Tampa,  Florida
March  18,  1997

                         INDEPENDENT AUDITORS' REPORT


The  Board  of  Directors
Seminole  Finance  Corporation:

We have audited the accompanying combined balance sheet of Seminole Finance Corporation and Related Companies (the Company) as of December 31, 1995, and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Seminole Finance Corporation and Related Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



     Barton  &  Company,  P.A.
Tampa,  Florida
February  10,  1997

                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES

                            Combined Balance Sheets

                          December 31, 1996 and 1995



ASSETS                                                         1996           1995
                                                           -------------

Cash and cash equivalents                                  $    799,806        24,903
Finance receivables:
   Principal balance                                         34,126,855    62,347,472
   Less allowance for credit losses                         (10,600,000)  (12,247,949)
                                                           -------------
   Finance receivables, net                                  23,526,855    50,099,523
                                                           -------------
Notes receivable                                                881,408     1,896,123
Inventories                                                   4,243,962     7,085,231
Prepaid expenses                                                 13,930        50,799
Property and equipment, less accumulated depreciation of
   $728,206 and $502,858 in 1996 and 1995, respectively       1,451,891     1,501,002
Other assets                                                  1,185,924       556,484
                                                           -------------
                                                           $ 32,103,776    61,214,065
                                                           =============
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Liabilities:
   Accounts payable                                        $    201,228     1,322,403
   Accrued expenses and other liabilities                     1,323,070       350,744
   Due to affiliates                                          1,048,837       576,272
   Obligations under capital leases                              10,250        23,581
   Notes payable                                             31,152,844    49,475,517
   Subordinated note payable                                  1,000,000            --
                                                           -------------
            Total liabilities                                34,736,229    51,748,517
                                                           -------------
Stockholder's equity (deficit):
   Common Stock                                                  30,100        30,100
   Additional paid-in capital                                 2,000,000     2,000,000
   Retained earnings (accumulated deficit)                   (4,662,553)    7,435,448
                                                           -------------
            Total stockholder's equity (deficit)             (2,632,453)    9,465,548

Commitments, contingencies and subsequent events
                                                           $ 32,103,776    61,214,065
                                                           =============



See  accompanying  notes  to  combined  financial  statements.

                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES

                       Combined Statements of Operations

                    Years Ended December 31, 1996 and 1995



                                                         1996         1995
                                                     ------------

Dealership revenues:
   Sales of used cars                                $11,827,087   57,584,506
   Income on finance receivables                      10,193,024   18,941,403
                                                     ------------
                                                      22,020,111   76,525,909
                                                     ------------
Cost of dealership revenues:
   Cost of used cars                                   9,416,749   47,367,031
   Provision for credit losses                         7,106,949    9,724,355
                                                     ------------
                                                      16,523,698   57,091,386
                                                     ------------
           Net revenues from dealership activities     5,496,413   19,434,523

Other income                                           1,618,549    2,524,834
                                                     ------------
           Income before operating expenses            7,114,962   21,959,357
                                                     ------------
Operating expenses:
   Selling and marketing                               3,316,874    3,670,667
   General and administrative                          7,108,540   10,489,390
   Depreciation and amortization                         296,548      257,863
                                                     ------------
                                                      10,721,962   14,417,920
                                                     ------------
           Operating income (loss)                    (3,607,000)   7,541,437
                                                     ------------
Other expenses:
   Interest on subordinated note payable                  27,247           --
   Interest, other                                     3,714,905    5,170,330
   Loss on sale of finance receivables                 1,456,892           --
                                                     ------------  ----------
                                                       5,199,044    5,170,330
                                                     ------------  ----------
           Net earnings (loss)                       $(8,806,044)   2,371,107
                                                     ============  ==========



See  accompanying  notes  to  combined  financial  statements.

                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES

             Combined Statements of Stockholder's Equity (Deficit)

                    Years Ended December 31, 1996 and 1995


                                                      RETAINED         TOTAL
                                        ADDITIONAL    EARNINGS     STOCKHOLDER'S
                               COMMON    PAID-IN    (ACCUMULATED       EQUITY
                                STOCK    CAPITAL      DEFICIT)       (DEFICIT)
                               -------

Balances at December 31, 1994  $30,100   2,000,000     7,178,674       9,208,774

Net earnings                        --          --     2,371,107       2,371,107

Distributions to shareholder        --          --    (2,114,333)     (2,114,333)
                               -------
Balances at December31, 1995    30,100   2,000,000     7,435,448       9,465,548

Net loss                            --          --    (8,806,044)     (8,806,044)

Distributions to shareholder        --          --    (3,291,957)     (3,291,957)
                               -------
Balances at December 31, 1996  $30,100   2,000,000    (4,662,553)     (2,632,453)
                               =======




See  accompanying  notes  to  combined  financial  statements.

                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES

                       Combined Statements of Cash Flows

                    Years Ended December 31, 1996 and 1995


                                                                             1996           1995
                                                                         -------------

Cash flows from operating activities:
   Net earnings (loss)                                                   $ (8,806,044)    2,371,107
   Adjustments to reconcile net earnings (loss) to net cash
      provided by operating activities:
         Provision for credit losses                                        7,106,949     9,724,355
         Loss on sale of finance receivables                                1,456,892            --
         Loss on sale of property and equipment                                17,744        34,239
         Depreciation and amortization                                        296,548       257,863
         Decrease in notes receivable                                       1,014,715            --
         Decrease in inventory                                              2,841,269     1,063,019
         Decrease (increase) in prepaid expenses                               36,869       (14,395)
         Decrease (increase) in other assets                                 (629,440)      221,442
         Decrease in accounts payable                                      (1,121,175)     (975,581)
         Increase (decrease) in accrued expenses and other liabilities        972,326      (469,665)
                                                                         -------------
               Net cash provided by operating activities                    3,186,653    12,212,384
                                                                         -------------
Cash flows from investing activities:
   Decrease (increase) in finance receivables                              18,008,827   (13,975,390)
   Proceeds from sale of property, plant and equipment                         73,106            --
   Purchases of property, plant and equipment                                (338,287)   (1,063,584)
   Loans to related parties                                                        --    (1,221,888)
   Repayments from related parties                                                 --       387,372
   Other                                                                           --       264,731
                                                                         -------------
               Net cash provided by (used in) investing activities         17,743,646   (15,608,759)
                                                                         -------------
Cash flows from financing activities:
   Repayment of obligations under capital leases                              (13,331)      (12,243)
   Advances (repayments)of notes payable                                  (17,273,836)    5,605,693
   Advances on subordinated note payable                                    1,000,000            --
   Distributions to shareholder                                            (3,291,957)   (2,114,333)
   Other                                                                     (576,272)      (59,739)
                                                                         -------------
               Net cash provided by (used in) financing activities        (20,155,396)    3,419,378
                                                                         -------------
               Net increase in cash                                           774,903        23,003

Cash at beginning of year                                                      24,903         1,900
                                                                         -------------
Cash at end of year                                                      $    799,806        24,903
                                                                         =============

See  accompanying  notes  to  combined  financial  statements.


                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES

                    Notes to Combined Financial Statements


                                      F15
                         SEMINOLE FINANCE CORPORATION
                             AND RELATED COMPANIES

                    Notes to Combined Financial Statements

                          December 31, 1996 and 1995




(1)    SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     (a)  PRINCIPLES  OF  COMBINATION
The combined financial statements include the accounts of Seminole Finance Corporation, Second Chance Finance, Inc., Second Chance Wholesale, Inc. and Choice Auto Sales (collectively, the Company). These Companies operate used car retail operations and a finance company in the state of Florida. All significant intercompany balances and transactions have been eliminated in consolidation.

     (b)  COMMON  STOCK



                                PAR    AUTHORIZED    SHARES
COMPANY                        VALUE     SHARES    OUTSTANDING
-----------------------------  ------

Seminole Finance Corporation   No             100          100

Second Chance Finance, Inc.    No             100          100

Second Chance Wholesale, Inc.  $    1      10,000          100

Choice Auto Sales              $    1      10,000          100


     (c)  CASH  EQUIVALENTS
The Company considers all cash and money market accounts, bank certificates of deposits, and highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

     (d)  INCOME  RECOGNITION
Revenue from the sale of cars is recognized upon delivery, when the sales contract is signed and the agreed-upon down payment has been received.

Income  on  finance  receivables  is  recognized  using  the  interest method.

Unearned finance charges represent the balance of finance income (interest) remaining from the capitalization of the total interest to be earned over the original term of the related installment sales contract.

The Company has elected to suspend the accrual of interest income on finance receivables when a loan has become delinquent generally after 90 days. If one
of  these  delinquent  receivables  becomes  current,    interest  income  is
recognized  as  if the account had not been  delinquent. Late fees are charged
on  these  accounts  and  recognized    when  collected.

(e)  ALLOWANCE  FOR  CREDIT  LOSSES
The allowance for credit losses is primarily provided through discounts charged by Seminole Finance Corporation when it purchases finance contracts from third parties. Additional provisions for credit losses are charged against income in amounts sufficient to maintain the allowance at a level considered adequate to cover the losses of the existing loans. Seminole Finance Corporation charges off loans based on a loan-by-loan review of the receivables. When a loan is deemed uncollectible, the Company first seeks recovery by attempting to repossess the vehicle financed. If the vehicle cannot be repossessed, then the Company writes off the loan against the allowance account.

     (f)  INVENTORIES
Inventories consist of used vehicles held for sale and is valued at the lower of cost or market. Vehicle reconditioning costs are capitalized as a component of inventory. The cost of used vehicles sold is determined on a specific identification basis. Repossessed vehicles are valued at the estimated net realizable value.

     (g)  PROPERTY,  PLANT  AND  EQUIPMENT
Property, plant and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized using straight-line and accelerated methods over the shorter of the lease term or the estimated useful lives of the related improvements. Expenditures that extend the useful lives of property and equipment are capitalized. Maintenance and repair expenditures are charged to expense when incurred.

     (h)  INCOME  TAXES
Each Company, with consent of its shareholder, elected to be treated as an S Corporation. As an S Corporation, the Company is generally not liable for income taxes since all income, losses and credits are passed through to the shareholder.

     (i)  USE  OF  ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period.
Estimates by management that are critical to the accompanying financial statements include the appropriate level of allowance for credit losses which can be significantly impacted by future industry, market, and economic trends and conditions. Actual results could differ significantly from these estimates.

     (j)  CONCENTRATION  OF  CREDIT  RISK
The Company provides finance services in connection with used car dealerships to individuals residing primarily in Hillsborough, Pinellas, Pasco and Polk Counties, Florida.

     (k)  RECLASSIFICATIONS
Certain amounts in the 1995 combined financial statements have been reclassified to conform with the 1996 presentation.


(2)    FINANCE  RECEIVABLES  AND  ALLOWANCE  FOR  CREDIT  LOSSES

     A summary of net finance receivables at December 31, 1996 and 1995 follows:



                                                       1996           1995
                                                   -------------

          Contractually scheduled payments         $ 44,922,993    80,820,358
             Less unearned finance income           (10,796,138)  (18,131,041)
             Less unearned discounts                         --      (341,845)
                                                   -------------
                Principal balances, net              34,126,855    62,347,472

             Less allowance for credit losses       (10,600,000)  (12,247,949)
                                                   -------------
                         Finance receivables, net  $ 23,526,855    50,099,523
                                                   =============



Allowance for credit losses as a percent of principal balances totaled 31.06% and 19.6% as of December 31, 1996 and 1995, respectively.

The changes in the allowance for credit losses were as follows for the years ended December 31:


                                           1996          1995
                                       ------------

          Balances, beginning of year  $12,247,949    11,419,769
          Provision for credit losses    7,106,949     9,724,355
          Discount acquired                     --    10,510,600
          Net charge-offs               (8,754,898)  (19,406,775)
                                       ------------
          Balances, end of year        $10,600,000    12,247,949
                                       ============




(3)    PROPERTY  AND  EQUIPMENT

A  summary  of  property  and  equipment  at  December  31  follows:



                                                               ESTIMATED
                                                             USEFUL LIVES
                                         1996       1995        (YEARS)
                                      ----------

          Land                        $   55,000     55,000             --
          Buildings and improvements     524,902    512,811           31.5
          Furniture and equipment      1,600,195  1,436,049           5-10
                                      ----------
                   Total cost         $2,180,097  2,003,860
                                      ==========



(4)    NOTES  PAYABLE

In May 1995, the Company amended its loan agreement for a revolving loan with a credit corporation. The note calls for interest payable at an annual rate of 30 day London Interbank Offered Rates (LIBOR) plus 3.00%. The note is secured by certain assets of the Company. As of December 31, 1996, the Company had a maximum commitment of $75,000,000 through May 1997, at which time the loan may be extended through a one-year automatic renewal. The Company borrowed $28,253,844 and $46,543,517 under this loan as of December 31, 1996 and December 31, 1995, respectively. (See note 8)

In May 1994, the Company executed a loan agreement for $2,500,000 with a credit corporation. The note calls for interest at an annual rate of 30 day LIBOR plus 6.75%. The note is secured by certain assets of the Company and guaranteed by the owner of the Company. As of December 31, 1996, the Company had a maximum commitment of $2,500,000 through May 1996, at which time the loan was extended through a one-year automatic renewal. The Company borrowed $2,500,000 under this loan as of December 31, 1996 and December 31, 1995. (See note  8)

The Company owes $1,048,837 and $576,272 as of December 31, 1996 and 1995, respectively, on borrowings from related companies owned by the same shareholder as the Company. These companies are offshore insurance companies that are liable for the losses on the credit insurance claims that result from insurance policies sold with the financing contracts. These loans have no specific terms for repayment or interest. (See note 8)

On June 30, 1992, the Company purchased 50% of the office building it occupied until the end of 1995 from the shareholder of the Company. The shareholder of the Company purchased the office building on May 21, 1992 for $550,000. The mortgage on the building is in the name of the Company; therefore, 100% of the mortgage is recorded on the books of the Company. As of December 31, 1996 and 1995, the balance on the mortgage payable was $399,000 and $432,000, respectively, and the note bears interest at 9.25%.

Aggregate  installments  of  the  mortgage  payable  are  due  as  follows:



YEARS ENDING DECEMBER 31
-------------------------

                  1997     $ 36,000
                  1998       36,000
                  1999       36,000
                  2000       36,000
                  2001       36,000
               Thereafter   219,000
                           --------
                           $399,000
                           ========



(5)    SUBORDINATED  NOTE  PAYABLE
In July 1996, the Company executed a senior subordinated note payable for $1,000,000. The note calls for interest payable at an annual rate of the prime rate plus 2.00%. The note is secured by certain assets of the Company and guaranteed by the owner of the Company.

(6)    LEASES
The Company has several noncancelable operating leases, primarily for a computer system and office and warehouse space. Rent expense under these leases amounted to approximately $122,085 and $888,218 in 1996 and 1995, respectively. Future minimum lease payments are as follows:



YEARS ENDING DECEMBER 31,
-----------------------------

                      1997     $ 61,573
                      1998       23,436
                      1999       19,311
                      2000       19,311
                      2001       14,483
                   Thereafter         -
                               --------
                               $138,114
                               ========


The Company's capital lease obligation is for computer equipment that is recorded at a cost of $61,520 and has been depreciated by $54,343 through December 31, 1996. Amortization expense related to the capital lease is included in depreciation expense on the accompanying combined statements of operations. The lease terminates in 1997.

(7)    COMMITMENTS  AND  CONTINGENCIES

In 1996, four companies that were former dealers from which the Company purchased retail installment contracts have filed suits and/or counterclaims against the Company and its related companies. The dealers seek to recover approximately $20,000,000 in damages for alleged usury and breach of contract, and to be indemnified for certain claims that may be made against them by the Florida Department of Revenue in connection with sales tax refunds previously paid to them. The Company has not yet responded to these claims and is in the process of providing discovery information to the dealers. Management of the Company intends to vigorously defend itself against these claims and believes these claims to be without merit. Because these cases are in the early stages, it is not possible to provide an evaluation of the likelihood of an unfavorable outcome, nor an estimate of the amount or range of any potential loss. Any unaccrued liability will not, in the opinion of management, have a material adverse effect on the Company's combined financial statements.

(8)    SUBSEQUENT  EVENTS
On January 10, 1997, Ugly Duckling Corporation purchased ninety-one repossessed vehicles and certain new and used vehicle parts from the Company.

On January 15, 1997, Ugly Duckling Corporation purchased certain assets and assumed certain liabilities of the Company. The Company sold substantially all of its finance receivables, certain inventory held for retail sale by the seller, and certain furniture, fixed assets and equipment for approximately $32,130,000. The proceeds from the sale of the assets were used to repay in full the Company's notes payable.


(b)    Pro  Forma  Financial  Information.
The  required  pro  forma  financial  information  is  set  forth  below.


                           UGLY DUCKLING CORPORATION
             PRO FORMA CONDENSED COMBINED BALANCE SHEET- UNAUDITED
                               DECEMBER 31, 1996
                                (in thousands)


                                                   UGLY                   PRO FORMA     PRO FORMA
                                                 DUCKLING    SEMINOLE    ADJUSTMENTS    COMBINED
                                                ----------

Assets:
     Cash and Cash Equivalents                  $  18,455   $     800   $     800 (a)  $   15,925
                                                                           (2,530)(c)
     Finance Receivables:
       Held for Investment                         52,188          --             --       52,188
       Held for Sale                                7,000      34,127      (3,061)(a)      38,066
                                                ----------
         Principal Balances, Net                   59,188      34,127         (3,061)      90,254

       Less: Allowance for Credit Losses           (8,125)    (10,600)      2,000 (a)     (16,725)
                                                ----------
         Finance Receivables, Net                  51,063      23,527         (1,061)      73,529
                                                ----------

     Residuals in Finance Receivables Sold          9,889          --             --        9,889
     Investments Held in Trust                      3,479          --             --        3,479
     Inventory                                      5,752       4,244      (1,444)(a)       8,552
     Property and Equipment, Net                   20,652       1,452        (952)(a)      21,152
     Goodwill and Trademarks, Net                   2,150          --       6,096 (c)       8,246
     Other Assets                                   6,643       2,081      (2,081)(a)       7,211
                                                                              250 (c)
                                                                              265 (d)
                                                                               53 (d)
                                                $ 118,083   $  32,104   $     (2,204)  $  147,983
                                                ==========

Liabilities and Stockholders' Equity (Deficit)
     Liabilities:
       Accounts Payable                         $   2,132   $     201   $    (201)(a)  $    2,132
       Accrued Expenses and Other                   6,728       1,333        (433)(a)       6,728
                                                                             (900)(d)
       Notes Payable                               12,904      32,202      (7,336)(a)      42,804
                                                                          (29,900)(b)
                                                                           29,900 (b)
                                                                            3,816 (c)
                                                                            1,218 (d)
       Subordinated Notes Payable                  14,000       1,000      (1,000)(a)      14,000
                                                ----------
         Total Liabilities                         35,764      34,736         (4,836)      65,664
                                                ----------

     Stockholders' Equity (Deficit):
       Common Stock                                82,612       2,030      (2,030)(a)      82,612
       Accumulated Deficit                           (293)     (4,662)      4,662 (a)        (293)
                                                ----------
         Total Stockholders' Equity (Deficit)      82,319      (2,632)         2,632       82,319
                                                ----------
                                                $ 118,083   $  32,104   $     (2,204)  $  147,983
                                                ==========


The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

                           UGLY DUCKLING CORPORATION
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS- UNAUDITED
                         YEAR ENDED DECEMBER 31, 1996
               (in thousands, except earnings per share amounts)


                                          UGLY                   PRO FORMA     PRO FORMA
                                        DUCKLING    SEMINOLE    ADJUSTMENTS    COMBINED
                                        ---------

Sales of Used Cars                      $  53,768  $  11,827             --   $   65,595
Less:
  Cost of Used Cars Sold                   29,890      9,417             --       39,307
  Provision for Credit Losses               9,811      7,107             --       16,918
                                        ---------
                                           14,067     (4,697)            --        9,370
                                        ---------

Interest Income                            15,856     10,193             --       26,049
Gain (Loss) on Sale of Loans                4,434     (1,457)            --        2,977
                                        ---------
                                           20,290      8,736             --       29,026
                                        ---------

Servicing Income                              921         --             --          921
Other Income                                  650      1,620             --        2,270
                                        ---------
                                            1,571      1,620             --        3,191
                                        ---------

Income before Operating Expenses           35,928      5,659             --       41,587

Operating Expenses
  Selling and Marketing                     3,585      3,317             --        6,902
  General and Administrative               19,538      7,109          291(f)      26,938
  Depreciation and Amortization             1,577        297          457(e)       2,331
                                        ---------
                                           24,700     10,723            748       36,171
                                        ---------

Income (Loss) before Interest Expense      11,228     (5,064)          (748)       5,416

Interest Expense                            5,262      3,742             --        9,004
                                        ---------

Earnings (Loss) before Income Taxes         5,966     (8,806)          (748)      (3,588)

Income Taxes (Benefit)                        100         --        (100)(g)          --
                                        ---------
Net Earnings (Loss)                     $   5,866  $  (8,806)  $       (648)  $   (3,588)
                                        =========

Earnings (Loss) per Share               $    0.60                             $    (0.54)
                                        =========                             ===========

Shares Used in Computation                  8,283                                  8,283
                                        =========                             ===========



The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.
                           UGLY DUCKLING CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


                           UGLY DUCKLING CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)        BASIS  OF  ACCOUNTING

On January 15, 1997, Ugly Duckling Corporation ("Ugly Duckling") completed the acquisition of substantially all of the net assets of Seminole Finance Corporation and Related Companies (the Company or "Seminole") in exchange for approximately $2,530,000 in cash and assumption of $29,900,000 in debt as described in (2)(b) below.

The pro forma unaudited combined statement of operations is presented using Ugly Duckling's audited consolidated statement of operations for the year ended December 31, 1996 combined with the Company's audited year ended December 31, 1996 combined statement of operations as if the transaction had taken place on January 1, 1996.

The pro forma unaudited combined balance sheet gives effect to the acquisition as if the transaction had taken place on December 31, 1996 and combines Ugly Duckling's audited December 31, 1996 consolidated balance sheet amounts with the Company's audited December 31, 1996 combined balance sheet amounts.

The pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements and notes thereto of Ugly Duckling Corporation and with the combined financial statements and notes thereto of Seminole Finance Corporation and Related Companies.

The following pro forma combined statement of operations is not necessarily indicative of the future results of operations of Ugly Duckling or the results of operations which would have resulted had Ugly Duckling and the Company been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results.

(2) PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND PRO FORMA CONDENSED COMBINED BALANCE SHEET

The accompanying pro forma adjustments reflect adjustments for the following items:

(a) Reduction for cash, finance receivables, inventory, other assets, and liabilities not acquired by Ugly Duckling. The common stock and accumulated deficit of Seminole were eliminated in their entirety as only assets were purchased from Seminole, which continued to exist as a separate entity.

(b) Ugly Duckling and Seminole utilize the same finance company for their respective lines of credit. Concurrent with the closing of the acquisition, the finance company increased Ugly Duckling's note payable by $29,900,000 and
applied  a  similar  amount  against  Seminole's  note    payable.

(c) Reduction of $2,530,000 for the cash remitted to Seminole, as well as recognition of the excess of the purchase price over the net assets acquired (goodwill) in the amount of $6,096,000 and covenant not to compete of $250,000. Ugly Duckling paid a total of $32.4 million for assets with a fair value of $26.3 million resulting in an excess of the purchase price over the fair value of the net assets acquired of $6.1 million. The determination of the fair value of the finance receivables was based upon review of the weighted average yield of the purchased portfolio as well as the required allowance for credit losses. The required allowance for credit losses was determined utilizing static pool analysis. Property and equipment was considered to have been purchased at a fair value based upon review of estimated replacement costs for a sample of the acquired items. The fair value of inventory was determined utilizing published listing of vehicle values.
A  summary  of  the  allocation  of  fair  values  follows:



                                                        FAIR
DESCRIPTION                                             VALUE
---------------------------------------------------  -----------

           Finance Receivables                       $22,466,000
           Inventory                                   2,800,000
           Property and Equipment                        500,000
           Covenant not to Compete                       250,000
           Prepaid Rent                                  265,000
           Deposits                                       53,000
                                                     -----------
                Total Fair Value                      26,334,000
           Consideration Exchanged                    32,430,000
                                                     -----------
           Excess of Purchase Price over Fair Value
             of Assets Acquired                      $ 6,096,000
                                                     ===========



(d) Represents the payment of $265,000 for one year of rent in advance for an office building leased from Seminole, the purchase of lease deposits of $53,000, and the elimination of the escrow deposit of $900,000 paid by Ugly Duckling to the Company.

(e) Amortization of goodwill over a period of fifteen years and amortization of a covenant not to compete over a period of five years.

(f) Increase in rent expense for difference in lease rates for used car dealerships and an office building.

(g) Reduction in income tax expense for the income tax effect of the operating loss of the Company.





(c)      Exhibits



EXHIBIT NUMBER  DESCRIPTION
--------------  ---------------------------------

          23.1  Consent of KPMG Peat Marwick LLP

          23.2  Consent of Barton & Company, P.A.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     UGLY  DUCKLING  CORPORATION
     (Registrant)
Dated:  May  13,  1997          By:  /s/  Steven  P.  Johnson
     Senior  Vice  President  and  Secretary